                                  FORM 8-K


                               CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                          THE SECURITIES ACT OF 1934


                       Date of Report: September 1, 1998


                       THE ASHTON TECHNOLOGY GROUP, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                       1-11747               22-6650372
     (State or other jurisdiction       (Commission         (I.R.S. Employer
        of incorporation)               file number)        Identification No.)


           1900 Market Street, Suite 701, Philadelphia, PA           19103
           (Address of principal executive offices)                (Zip Code)


     Registrant's telephone number, including area code:     (215) 751-1900


                                Not applicable
         (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS

          On September 1, 1998, The Ashton Technology Group, Inc. (the "Company") entered into an agreement with four accredited investors and a placement agent to amend (the "Amendment") the Private Equity Line of Credit Agreement, dated as of April 2, 1998 (the "Agreement"). The four accredited investors, Dominion Capital Fund, Ltd., Canadian Advantage Limited Partnership, Excalibur Limited Partner, and Sovereign Partners Limited Partnership (individually, an "Investor" and collectively, the "Investors") and the placement agent, Settondown Capital International, Ltd. (the "Placement Agent"), were the original parties to the Agreement along with the Company. The Company filed a Current Report on Form 8-K on April 9, 1998, which announced that the Company had completed the placement of Series D Convertible Preferred Stock and warrants in exchange for $3,000,000 in financing pursuant to the Agreement, and that the Company would, subject to certain conditions, obtain up to $15,000,000 in additional financing from the Investors as provided by the Agreement.

          The Company completed the placement of Series E Convertible Preferred Stock and warrants on July 15, 1998, for an aggregate investment amount of $2,000,000 in financing pursuant to the Agreement. The Company has currently satisfied conditions under the Agreement that would allow it to begin exercising its right to put (the "Put Rights") to each of the Investors additional shares of the Company's common stock ("Common Stock"), par value $.01 per share, in exchange for up to $13,000,000 in aggregate financing from the Investors, provided that certain conditions are satisfied at the time of each Put.

          The Amendment clarifies that each Investor may not beneficially own more than 4.99 percent of the Company's Common Stock at one time, including Common Stock underlying convertible securities that would be deemed to be beneficially owned pursuant to Section 13(d) of the Securities Exchange Act of 1934 and Rule 13d-3 promulgated thereunder. The Amendment provides that each Investor may not convert any shares of convertible preferred stock or exercise any warrants to purchase Common Stock, if such conversion or exercise, as the case may be, results in such Investor beneficially owning more than 4.99 percent of the Company's outstanding Common Stock. The Amendment also provides that the Company may not exercise a Put to any Investor if, at the time of such Put, the Investor beneficially owns, or would upon exercise of the Put own, more than 4.99 percent of the Company's outstanding Common Stock. Finally, the Amendment clarifies that, in the event that any Investor beneficially owns 4.99 percent of the Company's outstanding Common Stock at the time the Company desires to exercise a Put, the Company is not limited in its right to Put shares of Common Stock to any other Investor that does not own more than such prescribed maximum amount.

          While the Amendment does not alter the $18,000,000 maximum amount of financing that the Company could, subject to the satisfaction of conditions, obtain under

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

     the Agreement, as amended, or alter the $13,000,000 maximum amount of Common Stock that the Company can Put to the Investors, subject to the satisfaction of conditions, there can be no assurance that all of the conditions necessary to the exercise of the Company's Put Rights, as set forth in the Agreement, as amended, can or will be satisfied in the future and that the Company will obtain the maximum aggregate $13,000,000 in financing or any portion thereof from the Investors if one or more of the Investors cannot purchase additional Put shares due to the amount of outstanding Common Stock such Investor then beneficially owns. Should the Company decide in the future to exercise the maximum aggregate of $13 million, or any portion threof, and the Investors do not or cannot purchase additional put shares, the Company's inability to receive the proceeds from the exercise of the Puts could have a material adverse effect on its operations and financial condition.



     EXHIBITS

     10.1 Form of Agreement of Amendment and Modification By and Among The Ashton Technology Group, Inc., Dominion Capital Fund, Ltd., Canadian Advantage Limited Partnership, Excalibur Limited Partner, and Sovereign Partners Limited Partnership.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 1, 1998             /s/ John A. Blohm
                                    --------------------------------------
                                    John A. Blohm
                                    Executive Vice President and Secretary

                    AGREEMENT OF AMENDMENT AND MODIFICATION
                    ---------------------------------------

     Agreement of Amendment and Modification made as of September , 1998, by and among The Ashton Technology Group, Inc. (the "Company"), Dominion Capital Fund, Ltd., Canadian Advantage Limited Partnership, Excalibur Limited Partner, and Sovereign Partners Limited Partnership (collectively referred to as the "Investors").

     Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Private Equity Line of Credit Agreement dated as of April 2, 1998 by and among the Company and Investors (the "Equity Line Agreement").


                                  WITNESSETH:
                                  -----------

     Whereas, the Company and the Investors wish to amend the Equity Line Agreement.

     Now, therefore, in consideration of the mutual covenants, conditions and promises contained herein and in the Equity Line Agreement, the parties agrees as follows:


     1.   The following Section shall be added to the Equity Line Agreement:

          "Section 3.6 (c) Each Investor identified in Schedule A agrees that it shall not convert any share or shares of Preferred Stock, or exercise any Warrant, which would result in any Investor holding, at any one time, more than 4.99% of the then outstanding shares of Common Stock. The preceding sentence shall not interfere with any Investor's right to convert Preferred Stock, or exercise any Warrant into more than 4.99% of the then outstanding shares of Common Stock in the aggregate, over time, and is not intended to mean that each Investor is limited in its conversion and/or exercise to an aggregate total of no more than 4.99% of then outstanding shares of Common Stock. This restriction shall not apply in the event the Preferred Stock remains outstanding on the Expiration Date, as this term is defined in each of the Certificates of Designation for the Series D and Series E Convertible Preferred Stock"

     2. Section 7.2(h) of the Equity Line Agreement is hereby deleted and replaced by the following:

               "Section 7.2 (h) 4.99% Percent Limitation. The Company shall not be permitted to serve a Put Notice which would result in any single Investor identified in Schedule A, on any Closing Date for a Put, when aggregated with all other shares of Common Stock then actually owned by each individual Investor, actually owning more than 4.99% of all of such Common Stock as would be outstanding on such Closing

          Date. For purposes of this Section 7.2(h), in the event that the amount of Common Stock outstanding as determined in accordance with Rule 13d-3 promulgated pursuant to Section 13(d) of the Exchange Act and the other regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether such individual Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares, would own more than 4.99% of the Common Stock following such Closing. Then, in such event, the Company would reduce that number of Put Shares so issuable to such individual Investor so that it would not exceed the aforementioned 4.99% limitation. Each Investor so affected by the aforementioned shall notify the Company as soon as possible, but in any event within three (3) business days of receiving a Put Notice, if such Investor believes such Investor's purchase of the Put Shares specified in the Put Notice would result in such Investor exceeding the 4.99% limitation described above. Nothing in this Section 7.2(h) shall limit the Company's right to serve a Put Notice on other individual Investors not so affected by such 4.99% limitation."


     3. Except for the provisions of this Agreement of Amendment and Modification, all of the terms, conditions, and covenants of the Equity Line Agreement shall remain in full force and effect.

          In Witness Whereof, the parties hereto have executed this Agreement of Amendment and Modification as of the date first set forth above.

THE ASHTON TECHNOLOGY GROUP, INC.


By___________________________
   John A. Blohm
   Executive Vice President and Secretary


                                                  SOVEREIGN PARTNERS LIMITED
                                                  PARTNERSHIP


                                                  By________________________


                                                  DOMINION CAPITAL FUND, LTD.


                                                  By________________________


                                                  CANADIAN ADVANTAGE LIMITED
                                                  PARTNERSHIP


                                                  By________________________


                                                  EXCALIBUR LIMITED PARTNER


                                                  By________________________



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